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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44117, No. 333-62936, No. 333-126583, No. 333-151378, and No. 333-159425) of Mac-Gray Corporation of our report dated March 11, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 14, 2011

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM